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                                                                    Exhibit 99.0


Return on Equity and Asset Ratios:

                                        At and for the year
                                         ended December 31,
                                       ----------------------
                                        1998    1997    1996
                                       ------  ------  ------
Return on average assets               0.83%    0.93%   0.49%

Return on average equity               8.42%    9.62%   5.26%

Average equity to average assets       9.91%    9.65%   9.23%